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                                                                     EXHIBIT 5


                                    August 3, 1999


Liberate Technologies
1000 Bridge Parkway
Redwood Shores, California 94065

                  Re:      Liberate Technologies (the "Company")
                           Registration Statement for
                           an aggregate of 9,640,718 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 27,149 shares of Common Stock available for issuance under the Company's Navio Communications, Inc. Nonqualified Option Plan ("Vendor Plan"), (ii) 906,056 shares of Common Stock available for issuance under the Navio Communications, Inc. 1996 Stock Option Plan, (iii) 3,848,432 shares of Common Stock available for issuance under the Network Computer, Inc. 1996 Stock Option Plan, (iv) 1,525,749 shares of Common Stock available for issuance under the Liberate Technologies 1999 Equity Incentive Plan, (v) 833,333 shares of Common Stock available for issuance under the Liberate Technologies 1999 Employee Stock Purchase Plan and International Employee Stock Purchase Plan, (vi) 1,666,666 shares of Common Stock available for issuance to Mitchell E. Kertzman under the Network Computer, Inc. Stock Option Agreement with Mitchell E. Kertzman, and (vii) 538,195 shares of Common Stock available for issuance to David Roux under the Network Computer, Inc. Stock Option Agreement with David Roux and 295,138 shares issued under this stock option agreement (collectively, the "Plans"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                           Very truly yours,

                           /s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
                           --------------------------------------------------
                           Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP